UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2009

Show Me Ethanol, LLC
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation or organization)	000-52614 (Commission File Number)	20-4594551 (I.R.S. Employer Identification Number)

P. O. Box 9 26530 Highway 24 East,
Carrollton, Missouri 64633
(660) 542-6493

(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2009 Show Me Ethanol, LLC (the “Company”) and FCS Financial, PCA (the “Agent”) entered into a Fourth Amendment (the “Amendment”) to the Company’s Construction and Term Loan Agreement, originally executed on March 1, 2007 (the “Loan Agreement”).  In addition to serving as the lender’s agent under the Loan Agreement, the Agent is also one among a syndicate of lenders for the Loan Agreement and the sole lender for the Company’s $5 million revolving loan commitment.

The Amendment was executed to (a) permit the Company to prepay $2.4 million worth of principal, which it did on December 31, 2009 and (b) increase the number of quarterly payment deferrals available to the Company from three to four.  The prepayment does not affect the Company’s regularly scheduled quarterly payment of $1.2 million due February 1, 2010.  Based on current interest rates, the Company estimates the December 31, 2009 prepayment will save over $800,000 in interest expense over the life of the loan.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed with or incorporated as part of this report as required by Item 601 of Regulation S-K:

Exhibit Number	Description
10.1	Fourth Amendment to the Construction and Term Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2010	Show Me Ethanol, LLC

	By:	/s/Richard Hanson
Name: Richard Hanson
Title: General Manager and Chief Financial Officer